EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-107683) of our report dated June 16, 2004, on our audit of the financial statements and supplemental schedule of the Sport Chalet, Inc. Employee Retirement Savings Plan as of December 31, 2003 and for the year then ended, which report is included in this Annual Report on Form 11-K.

/s/ Holthouse Carlin & Van Trigt LLP

June 23, 2004

14